Exhibit 10.13

LEASE AGREEMENT

THIS LEASE, made this 24th day of July, 2014 between Middlefield Park, California General Partnership hereinafter called Landlord, and Dermira, Inc., a Delaware Corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (“the Premises”) outlined in red on Exhibit “B-1”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

•                  Approximately 18,833 gross square feet of space, including Tenant’s proportionate share of the building common areas, located on the 2nd floor of Building A located at 275 Middlefield Road, Menlo Park, Santa Mateo County, California. Tenant’s suite number in the building shall be Suite 150.

•                  As used herein the Complex shall mean and include all of the land outlined in red and described in Exhibit “A”, attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land. The gross area of the Complex is approximately 146,388 square feet.

•                  Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1.                                      USE.  Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of conducting a commercial general office business, research and development and all related purposes, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex.  No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.  Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law.  The provisions of this Paragraph 1 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2.                                      TERM.  A.  The term of this Lease shall commence on December 1, 2014 (“Lease Commencement Date”). The Lease termination date shall be November 30, 2019 (“Lease Termination Date”).

Tenant shall be provided at least 20 business days early access (“Early Access Period) to set up its furniture, fixtures and equipment with no obligation to pay Basic Rent.  Tenant shall pay Additional Rent pursuant to Paragraph 4(D) during this 20 day early access period.

B.                                    Tenant may occupy the Premises prior to the Lease Commencement Date (“Early Occupancy Period”). The monthly Basic Rent shall be $18,833.00 during the Early Occupancy Period.  Tenant shall pay Additional Rent pursuant to Paragraph 4(D) during the Early Occupancy Period.  Tenant’s Early Occupancy shall not interfere with the construction work to be performed by Landlord as set forth in Paragraph 48.

3.                                      POSSESSION.  If Landlord, for any reason whatsoever, cannot deliver access to said Premises to Tenant for the full Early Access Period or possession of said Premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2(A), above. The above is, however, subject to the provision that the period of delay or delivery of the Premises shall not exceed 150 days from the execution of this Lease by both parties (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, extreme weather, unavailable materials, and delays beyond Landlord’s control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease in which event Landlord shall immediately repay the security deposit and any prepaid Rent.

4.                                      RENT.  A.  Basic Rent.  Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the Premises the sums set forth below, payable in lawful money of the United States of America:

•                  $98,873.25 shall be due and payable upon execution of this Lease and shall represent payment of the 1st month’s Basic Rent.

•                  $98,873.25 shall be due and payable on or before the first day of the 2nd month of the Lease term with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2015.

•                  $101,839.45 shall be due and payable on or before December 1, 2015 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2016.

•                  $104,894.63 shall be due and payable on or before December 1, 2016 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2017.

•                  $108,041.47 shall be due and payable on or before December 1, 2017 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2018.

•                  $111,282.71 shall be due and payable on or before December 1, 2018 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2019.

B.                                    Time for Payment.  In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof, Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30).  If such rent is less than the amount paid above as 1st month’s Basic Rent, then the difference between the 1st month’s Basic Rent and the rent due shall be credited against the 2nd month’s Basic Rent. In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C.                                    Late Charge.  Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rent as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default five (5) days. Said late charge shall equal five (5%) percent of each rental payment so in default.

D.                                    Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

(1)                                 Tenant’s proportionate share of all utilities relating to the Complex as set forth in Paragraph 11, and

(2)                                 Tenant’s proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and

(3)                                 Tenant’s proportionate share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, including reasonable deductibles and the pre-payment of premiums for coverage of up to one year.  The amount of earthquake insurance deductibles actually paid shall be amortized ( including interest at the rate of 8% per year on the unamortized cost) over a period of ten (10) years and only the amortized portion during the Term of this Lease shall be included as Additional Rent; and

(4)                                 Tenant’s proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

(5)                                 All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease.  In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

Tenant shall pay to Landlord monthly, in advance, Tenant’s proportionate share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.

Tenant’s payment for such estimated Additional Rent for the Early Access Period as well as in the first twelve (12) months of this Lease shall be $22,600.00 per month.  Prior to execution and delivery of this Lease by both parties, Landlord shall provide to Tenant complete and accurate figures setting forth the Additional Rent for each of the two (2) full calendar years preceding the calendar year in which the Lease Commencement Date occurs.

The respective obligations of Landlord and Tenant under this Paragraph 4 shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

E.                                     Place of Payment of Rent and Additional Rent.  All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord c/o Willis & Company at 3130 Alpine Road, Suite 190, Portola Valley, CA 94028, or to such other person or to such other place as Landlord may from time to time designate in writing.

F.                                      Security Deposit.  Upon execution of this Lease, Tenant shall deposit with Landlord the sum of Five Hundred Thousand Dollars ($500,000.00) or a Letter of Credit pursuant to the terms of Paragraph 4 (F)(1) below.  Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor accompanied by a reasonably detailed written explanation of the basis for Landlord’s use of such funds, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount.  Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If the Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises less amounts retained to cover uncured defaults.  In the event of termination of Landlord’s interest in this lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

(1)                                 Tenant shall have the right to provide within 10 days upon the execution of this Lease Agreement, a Letter of Credit in lieu of a Security Deposit, provided the Letter of Credit is to be issued by a financial institution with a Standard & Poors rating of “A” or better with offices in either San Francisco, San Mateo or Santa Clara County, and in the Stated Amount, to be held by Landlord in accordance with the terms, provisions and conditions of this Lease.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit.  In the event the issuer of the Letter of Credit no longer maintains a Standard & Poors rating of “A” or better, Landlord shall notify Tenant and Tenant shall within fifteen (15) business days thereafter issue a new Letter of Credit with a financial institution with a Standard & Poors rating of “A” or better.  If Tenant fails to issue a replacement Letter of Credit with such 15-business day period, Landlord shall be entitled to draw upon the Letter of Credit if the credit rating or financial condition of the issuer of the Letter of Credit is no longer compliant with the requirements of this Paragraph 4(F).  Following any such draw by Landlord on the Letter of Credit solely because of the deterioration of the creditworthiness of the issuer of the Letter of Credit, Landlord will disburse such Letter of Credit proceeds to Tenant provided (i) Tenant delivers to Landlord a replacement Letter of Credit from a financial institution with a Standard & Poors rating of “A” or better with offices in either San Francisco, San Mateo or Santa Clara County, and in favor of Landlord in a form, containing terms, issued by a lending institution, and drawable in a location all reasonably preapproved by Landlord within sixty (60) days after Landlord’s draw thereon, (ii) at the time of Tenant’s delivery of the replacement Letter of Credit, there exists no default with respect to any provisions of this Lease, and (iii) Tenant pays all of the fees and expenses charged by the issuer of the Letter of Credit in connection with such disbursement; provided, further, that if any of the three (3) foregoing conditions are not satisfied within such sixty (60) day period, the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord shall then use, apply or retain all or any part of the proceeds for the purposes set forth in clauses (1) through (4) of the next paragraph.  Tenant shall have the right to replace the Letter of Credit at any time provided it is with a financial institution that meets the qualifications set forth above.  The Stated Amount shall be Five Hundred Thousand Dollars ($500,000.00).

The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord’s behalf for the Stated Amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand.  In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary.  Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer.  If (A) the term of the Letter of Credit held by Landlord will expire prior to the date which is sixty (60) days after the last day of the Lease Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least (30) days prior to the expiration of the Letter of Credit, or (B) a default beyond applicable notice and cure periods occurs, or, without regard to notice and cure periods, there occurs a filing of a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or Tenant otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, Landlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit to the extent reasonably required to cure such default (provided, however that the entire amount of the Letter of Credit may be drawn upon following any occurrence described in item (B) above), and the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord shall, at its election, then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of the default, (3) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default or (4) as prepaid rent to be applied against Tenant’s next Rent obligations as they become due until the remaining proceeds are exhausted.  If any portion of the Letter of Credit proceeds is so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the then-applicable Stated Amount required in this Paragraph 4(F).  Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds.  Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Tenant shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom.  The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Lease Term, after any deductions described in this Paragraph 4(F), shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term.

The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code (except for subsection (b) of Section 1950.7 of the California Civil Code) as it relates to the Letter of Credit, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

Provided that no monetary Event of Default (as defined in Paragraph 22 below) has occurred during the Term and then exists and no other Event of Default then exists, Landlord agrees that Tenant may reduce the Security Deposit or the Letter of Credit to the sum of $250,000 after the 30th month of the Lease Term,

5.                                      RULES AND REGULATIONS AND COMMON AREA.  Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area”.  This right shall terminate upon the termination of this Lease.  Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area.  Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex.  The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance.  Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Complex of any of said Rules and Regulations provided that Landlord shall enforce the Rules and Regulations in a fair and equitable manner with respect to all tenants of the Complex.

Landlord shall operate, manage and maintain the Common Area.  The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord provided that maintenance and expenditures shall be done in a fair and equitable manner with respect to all tenants of the Complex.

6.                                      PARKING.  Tenant shall have the right to use with other tenants or occupants of the Complex the parking spaces in the common parking areas of the Complex, of which the Tenant’s share is 75 parking spaces. Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 75 spaces allocated to Tenant hereunder.  Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use.  Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time.  Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area.  Landlord shall give Tenant written notice of any change in Tenant’s parking spaces.  Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant.  Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex.  Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein.  If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated.  Tenant hereby authorizes Landlord to attach violation stickers or notices to any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions.  If after notice of violation, a vehicle belonging to Tenant or a Tenant’s employee remains in violation of these provisions, Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away such vehicle from the Complex.  Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7.                                      EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED.  As Additional Rent and in accordance with Paragraph 4(D) of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, management fees (not to exceed 3.0% of the gross rental income of the Complex) and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements which exceed Seventy Five Thousand Dollars ($75,000.00), Landlord shall amortize its investment in said improvements (together with interest at the rate of eight (8%) percent per annum on the unamortized balance) as an operating expense over the useful life of the capital improvement in a manner consistent with industry practice.

As Additional Rent and in accordance with Paragraph 4(D) of this Lease, Tenant shall pay its proportionate share (calculated on a square footage , or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance and repair of the Premises and the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located.  The maintenance items herein referred to include, but are not limited to, janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air conditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to:  wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements which exceed Seventy Five Thousand ($75,000.00), Landlord shall amortize its investment in said improvements (together with interest at the rate of eight (8%) percent per annum on the unamortized balance) as an operating expense over the useful life of the capital improvement in a manner consistent with industry practice.  Tenant hereby waives all rights under, and benefits of, subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Should Tenant replace the carpet in the Premise office spaces during the Lease term, Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas (“Areas of Excessive Wear”).  Such Areas of Excessive Wear shall be replaced at Tenant’s sole expense upon Lease termination.

“Additional Rent” as used herein shall not include: Landlord’s debt repayments; interest on charges; capital expense reserves; fines and penalties; expenses to maintain structural elements of the Complex; expenses to correct construction defects of the Complex; expenses directly or indirectly incurred by Landlord and reimbursed from insurance proceeds; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant, including any leasing or tenant improvements; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

Landlord agrees to provide five-day janitorial service for the leased Premises and to maintain the Complex in a first-class manner.

8.                                      ACCEPTANCE AND SURRENDER OF PREMISES.  Landlord, at its sole cost and expense, shall deliver the leased Premises with all building systems and components in good condition and good working order including all electrical, plumbing, fire sprinkler, lighting, water and gas systems, ceiling system, heating, ventilating and air condition systems.   Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.  Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire or normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; and all floors cleaned and waxed; all carpets cleaned and shampooed; the server room air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant’s responsibility during the term of this Lease) (damage by Acts of God, fire or normal wear and tear excepted) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense, provided that Tenant shall not be held responsible for restoration of any Tenant Improvements made pursuant to Paragraph 48.  Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant.  Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal of wall-mounted furniture and equipment at Tenant’s sole cost, provided that such damage was not caused by negligence of Landlord, its agents, servants, employees, invitees, or contractors.  If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.  Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant.  The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases and subtenancies.

Subject to the Tenant Improvements provided for in Paragraph 48, Tenant agrees to lease the Premises in their “AS IS” condition, and the construction of any alterations or improvements by Tenant shall not delay the Lease commencement date nor the obligation to pay Rent under the terms of this Lease.

9.                                      ALTERATIONS AND ADDITIONS.  Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord.  If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant’s sole cost and expense.  Any modifications to the building or building systems required by governmental code or otherwise as a result of Tenant’s alterations, additions or improvements shall be made at Tenant’s sole cost and expense.  Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises.  All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures.  Tenant agrees that it will not proceed to make any alterations or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements.  Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.  Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant.  Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the Effective Date, the Premises and Building have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meets all applicable construction related accessibility standards under California Civil Code Section 55.53

10.          BUILDING PLANNING.  Omitted.

11.          UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED.  As Additional Rent and in accordance with Paragraph 4(D) of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, telephone, telex, facsimile and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, and subject to the rules and regulations of the Complex hereinbefore referred to, Landlord shall furnish to the Premises: (i) at all times, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and (ii) between the hours of 8:00 A.M. and 6:00 P.M., Mondays through Friday’s (holidays excepted) (“Standard Business Hours”) heating, ventilation and air conditioning required in Landlord’s reasonable judgment for the comfortable use and occupation of the Premises.  Landlord shall furnish additional heating, ventilation and air conditioning outside of Standard Business Hours upon Tenant’s written notice provided that Tenant reimburses Landlord for its actual costs for the additional operation of the heating, ventilation and air conditioning systems.  Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.  Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or air conditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas or water.  If Tenant shall require water, gas or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use.  The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

12.          TAXES.  A.  As Additional Rent and in accordance with Paragraph 4(D) of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes, which proportionate share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord.  The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax provided that such contest in the Landlord’s business judgment has a reasonable basis in fact and law and if a successful outcome were achieved, would result in a direct financial benefit to Tenant.  If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease.  Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B.            Taxes on Tenant’s Property.  (1)  Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.  If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(2)  If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant.  If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13.          LIABILITY INSURANCE.  Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive public liability insurance with limits in the amount of $2,000,000/$3,000,000 for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000.  The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; and shall be issued by an insurance company admitted to transact business in the State of California and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord.  Tenant shall provide Landlord with an endorsement evidencing that Landlord has been named as an additional insured and is covered as an additional insured under the terms of Tenant’s insurance policy.  If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor or counsel, the amount of insurance described in this Paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor or counsel shall deem adequate.

14.          TENANT’S PERSONAL PROPERTY INSURANCE, WORKER’S COMPENSATION INSURANCE AND AUTO INSURANCE.  Tenant shall maintain a policy or policies of fire and property damage insurance in “Special” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof.  The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws but not less than

$1,000,000 per accident limit for bodily injury and disease.  Tenant shall also maintain an auto liability policy or policies for all owned, non-owned, and hired vehicles with a $1,000,000 per accident limit of bodily injury and property damage.

15.          PROPERTY INSURANCE.  Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Paragraph 4(D) of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “Special” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100)%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent.  If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase.  Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained.  If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16.          INDEMNIFICATION   Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the willful misconduct and negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct.  Except as to injury to persons or damage to property the cause of which is the willful misconduct or negligence of Landlord, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17.          COMPLIANCE.  Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer provided however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant.  This Paragraph 17 shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant’s use of the Premises.  Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18.          LIENS.  Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant.  In the event that Tenant shall not, within ten (10) days the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19.          ASSIGNMENT AND SUBLETTING.  Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld.  Tenant agrees to pay to Landlord, as additional rent, 50% of amounts received by Tenant from its assignees, transferees or subtenants in excess of: (i) the Basic and Additional Rents payable by Tenant to Landlord hereunder and (ii) reasonable costs incurred by Tenant from the sublease including brokers fees, legal fees, and rent inducements.  Tenant shall provide Landlord sixty (60) days written notice, advising Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof.  If Landlord provides its consent and Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, Tenant shall provide Landlord thirty (30) days written notice of its intended assignee, transferee or subleasee for Landlord’s consent, which shall not be unreasonably withheld.   Any assignee, transferee or subtenant shall not assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord.   A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person.  Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease.  The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord.  As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

Nothwithstanding anything to the contrary in this Lease, Landlord may elect to terminate this Lease in the case of a sublease of more than 50% of the Leased Premises.  Tenant may void Landlord’s election to terminate by withdrawing the requested consent within two (2) business days of Landlord’s election to terminate.

Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord’s prior written consent, sublet the Premises or assign the Lease to a subsidiary or affiliate of Tenant (“Permitted Assignee”), provided the Permitted Assignee assumes in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

20.          SUBORDINATION AND MORTGAGES.  In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease.  Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant.  Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.  Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgagees and/or deed of trust holders.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

21.          ENTRY BY LANDLORD.  Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical.  For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.  Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

22.          BANKRUPTCY AND DEFAULT.  The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant.  If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord.  Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this Paragraph 22 shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act.  Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant.  In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord.  In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided (“Event of Default”). Tenant shall have a period of 10 days for monetary default from the date of written notice from Landlord within which to cure any other default under this Lease. In the event Tenant is in non-monetary default under the terms of the Lease, Tenant shall have the time necessary to cure the default acting in good faith and a prudent manner. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.  Any proof by Tenant under subsubsections (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner:  Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity.  Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award.  The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

(b) The rights and remedies provided by California Civil Code which allow Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property and apply such proceeds therefrom pursuant to applicable California law.  Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.  Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due or unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder.  If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  For all purposes set forth in this subparagraph (d), Landlord is hereby irrevocably appointed attorney-in-

fact for Tenant, with power of substitution.  No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant.  Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

23.          ABANDONMENT.  Tenant shall not abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24.          DESTRUCTION.  In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

(a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b) Terminate this Lease.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction.  Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises.  If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord.  Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect.  Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.  In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord’s insurance proceeds.

25.          EMINENT DOMAIN.  If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease.  Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur:  on the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26.          SALE OR CONVEYANCE BY LANDLORD.  In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability for events occurring after the effective date or the transfer upon any of the terms, covenants or conditions (expressed or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease.  This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27.          ATTORNMENT TO LENDER OR THIRD PARTY.  In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease.  In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28.          HOLDING OVER.  Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease.  Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

29.          CERTIFICATE OF ESTOPPEL.  Tenant shall at any time upon not less than ten (10) business days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any,  and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

30.          CONSTRUCTION CHANGES.  It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determine to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.  Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31.          RIGHT OF LANDLORD TO PERFORM.  All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent.  If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed.  All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32.          ATTORNEYS’ FEES.  A.  In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B.            Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.

33.          WAIVER.  The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34.          NOTICES.  All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing.  All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid,  addressed to Tenant at the Premises.  All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices in care of Willis & Company, 3130 Alpine Road, Suite 190, Portola Valley, CA 94028.  Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35.          EXAMINATION OF LEASE.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.  Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

36.          DEFAULT BY LANDLORD.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations. ; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37.          CORPORATE AUTHORITY.  If Tenant is a corporation (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants on behalf of said corporation that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.  If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this lease.

38.          BASIC RENT ADJUSTMENT.  Omitted.

39.          LIMITATION OF LIABILITY.  In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i)            the sole and exclusive remedy shall be against Landlord and Landlord’s assets;

(ii)           no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the Partnership);

(iii)          no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the Partnership);

(iv)          no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(v)           no judgment shall be taken against any partner of Landlord;

(vi)          any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii)         no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii)        these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord;

(ix)          the term, “Landlord”, as used in this Paragraph 39, shall mean only the owner or owners from time to time of the fee title or the tenant’s interest under a ground lease of the land described in Exhibit “B” and in the event of any transfer or such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee.  Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40.          BROKERS.  Landlord agrees to pay a procuring brokerage commission of one dollar and fifty cents ($1.50) per rentable square foot per year to Cornish & Carey Commercial Newmark Knight Frank.

41.          SIGNS.  No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.  If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

Notwithstanding the above, Tenant shall have the right to place a directory sign in the lobby of the building in which the Premises are located and on the monument sign at the entry to the Complex.  The size and design of the lobby and monument sign shall be at the reasonable discretion of the Landlord.

42.          FINANCIAL STATEMENTS.  In the event Tenant tenders to Landlord any information on the financial stability, creditworthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following:  (i) That all documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which is material to Tenant’s creditworthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements.  Landlord agrees to hold all such information data and financial details in strict confidence and not to divulge same to any third party without prior written consent which consent shall not be unreasonably withheld, delayed or conditioned by Tenant.

A default under this Paragraph 42 shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

43.          HAZARDOUS MATERIALS.  A.  As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as “hazardous” or “toxic” by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Administration or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

B.            Tenant shall not cause or permit any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex or any other land or improvement in the vicinity of the Premises or the Complex.  Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Hazardous Materials.  If the presence of Hazardous Materials on the Premises or the Complex caused or permitted by Tenant results in contamination of the Premises or the Complex or any soil in or about the Premises or the Complex (“Tenant Hazardous Materials”),

Tenant, at its expense shall promptly take all actions necessary to return the Premises or the Complex to be in compliance with applicable Hazardous Material laws insofar as the Tenant Hazardous Materials are concerned.  Tenant Hazardous Materials includes Hazardous Material that is or was attributable to the activities of Tenant, its agents or contractors during the Lease term, whether or not Tenant had knowledge of such Hazardous Material.  The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Tenant Hazardous Materials from the Premises or the Complex.

Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with any Tenant Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property

Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Tenant Hazardous Material, including any so called state, federal or local “super fund” lien related to the “clean up” of a Tenant Hazardous Material in or about the Premises where said Hazardous Material is or was attributable to the activities of Tenant.

C.            In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials.  Tenant, at its expense, shall comply with all recommendations of the consultant, as required by law.  To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this Paragraph 45(C).

Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant concerning a Hazardous Material on the Premises or the Complex.  Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority.  Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to Tenant Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

D.            It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean up” Hazardous Material; (iii) or if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

E.            Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises as required by this Paragraph 43(E), including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Tenant Hazardous Materials, which are or were attributable to the activities of Tenant, in or around the Premises of the Complex.

Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean up, monitor or remove any Tenant Hazardous Materials which are or were attributable to the activities of Tenant from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then at Landlord’s election (i) this Lease shall be deemed renewed for a term commencing on the expiration date of this Lease and ending on the date the clean-up, monitoring or removal procedure is completed (provided, however, that the total term of this Lease shall not be longer than 34 years and 11 months); or (ii) Tenant shall be deemed to have impermissibly held over and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or fair rental value of the Premises or the Complex by reason of the existence of the Tenant Hazardous Material.

F.             Upon the Lease Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises.  Throughout the term of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

44.          MISCELLANEOUS AND GENERAL PROVISIONS.

a.  Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

b.  This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California.  If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

c.  The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto.  The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord.  The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations.  Words used in any gender include other genders.  If there be more than one Tenant, the obligations of Tenant hereunder are joint and several.  The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

d.  Time is of the essence of this Lease and of each and all of its provisions.

e.  At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) business days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

f.  This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.  Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

g.  Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

h.  Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

i.  Paragraph.  Omitted

j.  Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

k.  Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

45.          Energy And Resource Consumption.  Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Premises or Project, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or security holder under California Public Resources Code § 25402.10 or any similar Law.

46.          “AS IS”.  Subject to Paragraphs 8 and 48 relating to Improvements Tenant agrees to lease the Premises in an “as is” condition.

47.          Furniture:  Landlord and Tenant acknowledge and agree that during the Term of this Lease, Landlord shall lease to Tenant, at no additional cost or expense, all of the furniture listed in Exhibit “ C” attached hereto and made a part hereof (“Furniture”). Such leasing of the Furniture to Tenant is on an “AS-IS, WITH ALL FAULTS” basis and subject to all of the terms of this Lease, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose. At the expiration or earlier termination of this Lease, the Furniture shall be returned and surrendered to Landlord in good condition and repair, reasonable wear and tear excepted. Landlord shall have no obligation to repair, maintain or insure any of the Furniture.  Tenant shall insure the Furniture for its full replacement value. Tenant shall not have the right to (i) remove or modify the furniture without Landlord’s prior consent, which shall not be unreasonably withheld, or (ii) assign or sublet any of the Furniture except in conjunction with this Lease and the Leased Premises. Tenant shall pay any taxes, assessments and insurance premiums attributable to the Furniture.

Notwithstanding anything to the contrary, prior to the Lease Commencement Date, Landlord shall at Landlord’s cost remove any existing furniture, fixtures and equipment not needed by Tenant.

48.          Tenant Improvements.  Landlord shall perform demolition work and reception area renovation work (“Improvements”) for the Premises as depicted in Exhibit F attached hereto. Landlord’s work shall include restoration of ceiling tiles, fire sprinklers, carpet/flooring in the common areas of the Premises, lighting and painting (color to be mutually agreed upon by Landlord and Tenant) as necessary in the areas where Improvement work will be completed and in no other spaces in the Premises. All finishes will be similar to existing finishes in the Premises. Tenant shall be responsible for the purchase, installation and electrical wiring of the cubicles and purchase of any additional furniture.

49.          Right of First Offer.  Tenant shall have the Right of First Offer for additional space in the Complex upon the terms and conditions of Addendum One attached here to and incorporated here in.

50.          Option.  Tenant shall have an option to extend the lease upon the terms and conditions of Addendum Two attached hereto and incorporated here in.

51.          Building Lobby Renovation.  Landlord will endeavor to complete the building main lobby renovation work (“Lobby Work”) prior to the Lease Commencement Date, however the Lease Commencement Date shall not be affected should the Landlord require additional time to complete the Lobby Work.

52.          Server Room.  Landlord, at Landlords sole cost, shall relocate from the Premises, McDermott Will & Emery’s server room equipment (“MWE Equipment”).  Landlord shall use its best effort to remove the MWE Equipment prior to the Lease Commencement Date, however the Lease Commencement Date shall not be affected should Landlord require additional time to relocate the MWE Equipment.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

Middlefield Park		Dermira, Inc.
A California Partnership		A Delaware Corporation

By:	/s/ Richard M. Jacobsen	By:	/s/ Tom Wiggans

Print Name:	Richard M. Jacobsen	Print Name:	Tom Wiggans

Title:	GENERAL PARTNER	Title:	CEO

Dated:	July 24, 2014	Dated:	July 24, 2014

EXHIBIT A

PROPERTY DEPICTION

EXHIBIT B-1

LEASED PREMISES DEPICTION

Second Floor — 275 Middlefield Road, Building A, Suite 150

EXHIBIT C

FURNITURE

275 Middlefield Road, Building A, Suite 150 Furniture Inventory List

Office	Desk	Overhead Bookcase	Tack board	Bookcase(s)	Desk Chair	Side Chair	Round seating Table	Miscellaneous
40.1A	Conference Room Desk	1(8) cubed	0	1(4 shelf)	1 Attorney	0	0	One matching credenza
38.1A	1 Standard L-Shape	1(6) cubed	1	2 ( 4 Shelf)	1 Attorney	2	1	1 side 2 drawer credenza, 3 shelf bookcase on top of credenza
37.1A	1 Standard U-Shape	1(8)cubed	1	1(4 shelf)	1 Attorney	2	0
36.1A	1 Standard U-Shape	1(8)cubed	1	1 (4 shelf)	1 Attorney	2	0
35.1A	1 Standard U-Shape	1(8) cubed	1	0	1 Attorney	2	0
34.1A	1 Standard U-Shape	1(6)cubed	1	3 (4 shelf)	1 Attorney	3	1
33.1A	1 Standard U-Shape	1(6) cubed	1	1(4 shelf)	1 Attorney	1	1
32.1A	1 Standard U-Shape	1(8)cubed	1	1 (4 shelf)	1 Attorney	2	0
64.1A	1 Table U-Shape	1(6)cubed	1	1 (4 shelf)	None	2	0
31.1A	1 Standard U-Shape	1(6)cubed	1	2 (4 shelf)	1 Attorney	2	0
63.1A	1 Standard U-Shape	1(6)cubed	1	1 (2 shelf)	1 Attorney	2	0
30.1A	1 Standard U-Shape	1(8)cubed	1	1 (4 shelf)	1 Attorney	2	0
29.1A	1 U Shaped Partial Desk	1(6)cubed	1	1 (4 shelf)	1 Attorney	1	0
28.1A							0	No Furniture
27.1A	1 Standard U-Shape	1(6)cubed	1	1(4 shelf)	1 Attorney	2	0
26.1A	1 Standard U-Shape	1(8) cubed	1	2 (4 shelf)	1 Attorney	2	1
25.1A	1 Standard U-Shape	1(8)cubed	1	1 (4 shelf)	1 Attorney	2	0
24.1A	1 Standard U-Shape	1(3)cubed	1	1 (4 shelf)	1 Attorney	2	0
23.1A	1 Standard U-Shape	1(8) cubed	1	3 (4 shelf)	1 Attorney	3	1
22.1A	1 Standard U-Shape	1(8)cubed	1	2 (4 shelf)	1 Attorney	2	0
21.1A	1 Standard U-Shape	1(8)cubed	1	1 (4 shelf)	1 Attorney	2	0	Plus 1 ( 2 shelf/ 2 drawer book shelf Dark Wood)
20.1A	1 Standard U-Shape	1(3) cubed	1	1 (4 shelf)	1 Attorney	2	0
55.1A	1 Non Standard	1(6)cubed	1		1 Attorney	1	0
67.1A	1 Standard U-Shape	3(6)cubed	1	1 (4 shelf)	1 Attorney	2	0
50.1A								Copy Room
19.1A	1 Standard U-Shape	1(6)cubed	1	1 (4 shelf)	1 Attorney	2	0
18.1A	1 Non standard dark wood desk	None			1 Attorney	4		Plus 1 ( 2 shelf/ 2 drawer book shelf Dark Wood)
17.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	1	0	1 - 2 drawer metal file cabinet
16.1A	1 Standard U-Shape	1(6)cubed	1	1(4 shelf)	1 Attorney	2	0
46.1A	1 Standard U-Shape	1(3)cubed	1		1 Attorney	4	0
15.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	2	0
14.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	2	0
13.1A	1 Standard U-Shape	1(8)cubed	1	3 (4 shelf)	1 Attorney	2	0
12.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	2	0
11.1A	1 Non-standard	1(6)cubed	1	1 (4 shelf)	1 Attorney	4	1	1 side credenza, 3 shelf bookcase on top of credenza
10.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	2	0
09.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	2	1
08.1A	1 Standard U-Shape	1(8)cubed	1	1 (4 shelf)	1 Attorney	2	0	Plus 1 ( 2 shelf/ 2 drawer book shelf Dark Wood)
07.1A	1 Standard U-Shape	1(6)cubed	1	1(4 shelf)	1 Attorney	2	0
06.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	2	0
05.1A	1 Standard U-Shape	1(8)cubed	1		1 Attorney	1	0	1 small credenza with 4 cubed bookcase on credenza
04.1A	Empty office
03.1A	1 Standard U-Shape	1(6)cubed	1		1. Attorney	2	0
02.1A	l Non-standard	1(6)cubed	1		1 Attorney	2	1	with 2 file drawers

OTHER ROOMS	Tables	Chairs	Misc. Items
Kitchen	2	8	1 -46 inch Flat Screen TV, 1 Refrigerator, 1 large microwave, 1 ice maker
Whitney Conference Room	1 Large Conference Table	28	1 - side chair and 1 wood podium
Shasta Conference Room	1 Conference Table	10	1-Glass whiteboard
Polemonium Conference RM	1 Conference Table	0	1 - Glass whiteboard
5 shelf Cabinets in Hallway			Total 37 existing cabinets of which 24 will stay and 13 in construction area will be removed

EXHIBIT D

COMMENCEMENT DATE CERTIFICATE

Landlord:	Middlefield Park, a California general partnership

Tenant:	Dermira, Inc., a Delaware Corporation

Lease Date:	July 24, 2014

Leased Premises:	275 Middlefield Road, Menlo Park, California

The Commencement Date of the Lease is                                                                ,            .

The Expiration Date of the Lease is                                               ,          .

Following is the Base Rent Schedule:

Base Rent for the initial term of the Lease shall be payable as follows:

Months	Base Rent
- 12/1/14 through 11/30/15	$98,873.25	NNN [$5.25 psf]
- 12/1/15 through 11/30/16	$101,839.45	NNN [$5.41 psf]
- 12/1/16 through 11/30/17	$104,894.63	NNN [$5.57 psf]
- 12/1/17 through 11/30/18	$108,041.47	NNN [$5.74 psf]
- 12/1/18 through 11/30/19	$111,282.71	NNN [$5.91 psf]

LANDLORD

MIDDLEFIELD PARK,
a California general partnership
By:
Its:	General Partner

Dated:

TENANT

Dermira, Inc.
a Delaware Corporation
By:
Its:

Dated:

EXHIBIT E

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations”, is and shall constitute an exhibit to that certain Lease dated, for reference purposes only, July 24, 2014, by and between Middlefield Park, a California general partnership (“Landlord”) and Dermira Inc. a Delaware corporation (“Tenant”) for the leasing of certain premises located at 275 Middlefield Road, Menlo Park, California (the “Leased Premises”).  The terms, conditions and provisions of this exhibit are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.                                      No advertisement, picture or sign of any sort shall be displayed on or outside the Leased Premises or the Building without the prior written consent of Landlord.  Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.                                      Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.                                      Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.                                      All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.                                      Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Leased Premises, the Building or the Property.

6.                                      Tenant shall not alter any lock or install any new locks or bolts on any door at the Leased Premises without the prior consent of Landlord.

7.                                      Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading.  During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Property and loading and unloading areas of other tenants.

8.                                      Tenant shall not disturb, solicit or canvas any occupant of the Building or Property and shall cooperate to prevent same.

9.                                      No person shall go on the roof without Landlord’s permission.

10.                               Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11.                               All goods, including material used to store goods, delivered to the Leased Premises of Tenant shall be immediately moved into the Leased Premises and shall not be left in parking or receiving areas overnight.

12.                               Except to the extent that Landlord has assumed or undertaken responsibility for the same, Tenant is responsible for the storage and removal of all trash and refuse.  All trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

13.                               Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Leased Premises, the Building, the Property or any of the Common Areas of the foregoing except for guide dogs and guide dogs in training.

14.                               Tenant shall not permit any motor vehicles to be washed on any portion of the Leased Premises or in the Common Areas of the Property, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Leased Premises or in the Common Areas of the Property.

EXHIBIT F

TENANT IMPROVEMENTS

275 Middlefield Road
Dermira 7/21/14

40 Offices
3 Medium Conference Room
1 Conference Room
1 Board Room
Kitchen
Server Room (IDF)
2 File Rooms Locked

New Partition
Demo Partition

Large Private Office
Office
Benching System
Files Lock
Open Office Work Stations
Demo
(N)Office
Kitchen
Conference Room
(N)Conference Room 14'x22'4"
(Relocated) Door Glazing
(N)Board Room 29'6x22'4"
(N)Conference Room
Relocated Joinery
NEW Reception Area
New Glass Doors
Building A Lobby
Main Lobby
(N)Copy
Relocated Door
(N)IDF
Work Stations
Copy

Addendum One

Right of First Offer

This Addendum One (“Addendum”) is incorporated as part of that certain Lease Agreement dated for reference purposes as 24 July 2014 (the “Lease”), by and between Middlefield Park, a California general partnership (“Landlord”) and Dermira Inc., an Delaware Corporation (“Tenant”) for the leasing of certain premises located at 275 Middlefield Road, Menlo Park, California, as more particularly described in Exhibit A to the Lease (the “Leased Premises”). The terms, conditions and provisions of this Addendum are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.             Right of First Offer.  During the initial Term of the Lease, Tenant shall have a one-time right of first offer (“First Offer Right”) to lease the additional space in Building A of 275 Middlefield Road (“First Offer Space”), in the event that such space becomes available for lease, as provided hereinbelow and as determined by Landlord.  For purposes hereof, the First Offer Space shall become available for lease to Tenant when Landlord decides to begin marketing such space for lease.

2.             Terms and Conditions.  Landlord shall give Tenant written notice (the “First Offer Notice”) that the First Offer Space will or has become available for lease as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant’s First Offer Right, as set forth in this Addendum.  Any such Landlord’s First Offer Notice delivered by Landlord in accordance with the provisions of Paragraph 1 above shall set forth, including, without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the anticipated commencement date therefor, (ii) the Base Rent payable for the First Offer Space, and (iii) the term of the lease for the First Offer Space which shall in all events be coterminous with the Term of the Lease for the original Leased Premises (including remaining valid option periods). As of the commencement of the First Offer Space term, Landlord shall deliver to Tenant possession of the First Offer Space in its then existing condition and state of repair, “AS IS”, without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance.  Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space or the Building have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant’s business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

3.             Procedure for Acceptance.  On or before the date which is ten (10) days after Tenant’s receipt of Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the one-time right to elect to:  (i) lease the entire First Offer Space described in the First Offer Notice upon the terms set forth in the First Offer Notice; (ii) refuse to lease such First Offer Space identified in the First Offer Notice; (iii) lease the entire First Offer Space upon the base monthly rent, but object to the

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terms set forth in the First Office Notice, which Landlord and Tenant shall have ten (10) days to agree upon in their sole and absolute discretion.  If Tenant does not respond in writing to Landlord’s First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to lease the First Offer Space.  If Tenant elects or is deemed to have elected not to lease the First Offer Space or the parties are unable to agree to mutually acceptable terms pursuant to subpart (iii) above, then Tenant’s First Offer Right set forth in this Addendum One shall terminate and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.

4.             Lease of First Offer Space.  If Tenant timely exercises this First Offer Right as set forth herein, Tenant shall provide Landlord a non-refundable deposit, equivalent to twice the last month’s Base Rent for the First Offer Space, and the parties shall have thirty (30) days after Landlord receives Tenant’s Election Notice and deposit from Tenant in which to execute an amendment to the Lease adding such First Offer Space to the Leased Premises on all of the terms and conditions as applicable to the initial Leased Premises, as modified to reflect the terms and conditions as set forth in Landlord’s First Offer Notice.  Upon full execution of an amendment for the First Offer Space, one half of the non-refundable deposit shall be credited toward Base Rent for the first complete month for which Rent shall be due therefore and the remaining portion shall be added to Tenant’s security deposit under the Lease (or if none exists, the same shall held as a security deposit under the Lease). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord’s First Offer Notice, and Tenant may not elect to lease only a portion thereof.

5.             Limitations on, and Conditions to, First Offer Right. Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under the Lease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following events occur or any combination thereof occur: (i) at the time of Tenant Election Notice, Tenant is in default of the Lease; and/or (ii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Leased Premises, except to a Permitted Assignee pursuant to Paragraph 19 of the Lease; and/or (iii) Tenant’s financial condition is unacceptable to Landlord at the time Tenant’s Election Notice is delivered to Landlord; and/or (iv) Tenant has failed to exercise properly this First Offer Right in a timely manner in strict accordance with the provisions of this Addendum; and/or (v) the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease; and/or (vi) Tenant has previously elected not to lease all or any portion of the First Offer Space following notice from Landlord as set forth above.  In addition, Tenant’s First Offer Right to lease the First Offer Space is personal to the original Tenant executing the Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, except to a Permitted Assignee pursuant to Paragraph 19 of the Lease.

Addendum Two

Options to Extend the Lease

This Addendum Two (“Addendum”) is incorporated as part of that certain Lease Agreement dated for reference purposes as July 24, 2014 (the “Lease”), by and between Middlefield Park, a California general partnership (“Landlord”), and Dermira, Inc., a Delaware Corporation (“Tenant”), for the leasing of certain premises located at 275 Middlefield Road, Menlo Park, California, as more particularly described in Exhibit A to the Lease (the “Leased Premises”). The terms, conditions and provisions of this Addendum are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.             Option to Extend. Tenant is granted an option to extend the term of the Lease Agreement for one (1) additional three (3) year period. The extensions described in this Addendum are personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.  Such extension shall be on the same terms and conditions as provided in the Lease Agreement with the exception of Base Monthly Rent.  The initial Base Monthly Rent for the extension period shall be equal to the fair market rental for the Leased Premises as of the date six (6) months prior to the commencement of the applicable expiration period or on or about the date of the final determination by the arbitrators (set forth below), whichever is higher; however, the initial Base Monthly Rent for the applicable extension period shall not be less than the Base Monthly Rent plus three percent (3%) as of the expiration of the initial Lease Term. The fair market rental shall be determined (a) without consideration for the particular use of the Leased Premises by Tenant but shall be for the permitted use of the Lease Premises, (b) shall take into consideration all Leasehold Improvements that are the property of Landlord or that would become the property of Landlord upon expiration or termination of the Lease (upon Landlord’s election for the same), (c) shall take into consideration any concessions that may then be offered for similar properties (i.e. free rent, tenant improvement allowances, etc.), and (d) without discount for the fact that no leasing commissions shall be paid. The Base Monthly Rent for each extension period shall be subject to three percent (3%) annual increases.

It shall be a condition precedent to the exercise of this option that Tenant shall not be in default under the Lease Agreement at the time of exercise of the option for the applicable extension period.  If Tenant elects to exercise this option, Tenant shall exercise said option only by written notice actually received by Landlord not less than three hundred sixty-five (365) days prior to the expiration date of the initial Lease Term. The burden of actual delivery of such notice is on the Tenant.

In the event Tenant exercises the option hereunder, Tenant shall, within a period of one hundred fifty (150) days and one hundred eighty (180) days prior to the expiration date of the initial Lease Term, deliver to Landlord, Tenant’s opinion of the fair market rental value, as set forth above, and Tenant’s support for such figure (i.e. comparable lease information). Landlord shall thereafter promptly communicate with Tenant as to Landlord’s response to Tenant’s opinion as to the rental value and the parties shall thereafter promptly meet and endeavor to agree upon the fair market rental of the Leased Premises.

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If the rental for the applicable extension period has not been agreed upon, as set forth above, at least One Hundred Twenty (120) days prior to the commencement of said extension period (“Initial Meeting Period”), then the determination of the rental shall be promptly submitted to arbitration.  Tenant shall select, within fifteen (15) days of the expiration of the Initial Meeting Period, referred to above, a licensed real estate agent with at least five years commercial experience in the City in which the Leased Premises are located involving properties similar to the Property under this Lease.  Tenant shall provide to Landlord (a) the name, address, company affiliation, and phone number of such agent (b) and a list of the agents qualifications, and (c) a statement that Landlord has fifteen (15) days to nominate Landlord’s own agent, in writing, within such fifteen (15) day period such that such information is actually received by Landlord within such time period.  Landlord shall have a period of fifteen (15) days after actual receipt of Tenant’s information, as set forth above, to nominate it’s own agent.  Thereafter, said agents shall meet for the purpose of determining the rental, as set forth above, for the applicable extension period.  If Tenant fails to so nominate an agent and provide the notice, as set forth above, the Landlord’s reasonable opinion of value shall be the rental value for the applicable extension term.  If Landlord fails to nominate an agent, as set forth above, Tenant shall provide to Landlord a written notice setting forth that Tenant’s agent shall determine the rental value if Landlord does not nominate an agent within fifteen (15) additional days.  Such notice must be actually received by Landlord before the fifteen (15) days commences to run.  If Landlord thereupon fails to so select an agent, the one agent retained by Tenant shall set the fair market rental.  If the two agents do not agree upon the rent, as set forth above, within thirty (30) days of their selection, they shall, within fifteen (15) days thereafter, select a third agent with the qualifications, referred to above, and if they do not so agree on a third agent, the third arbitrator shall be appointed by the presiding judge of the Superior Court in the County in which the Leased Premises are located.  Tenant shall be required to petition such Court within ten (10)  days of the expiration date of the time for the selection of the third agent, as set forth above, requesting the earliest possible determination by the Court.  At Landlord’s election, such petition shall be on an ex parte basis with notice and opportunity by Landlord to attend such hearing.  The Tenant’s failure to so petition the Court, as set forth herein and within the time period set forth herein, shall void the Tenant’s option exercise.  The three agents shall determine whether Landlord’s value or Tenant’s value is closest to the fair market rental, as set forth above, within a thirty (30) day period of the appointment of the third agent and if they cannot agree upon the same, as set forth above, the third agent shall select the fair market rental value as determined by either Landlord’s agent or Tenant’s agent which most closely reflects the fair market rental value as determined by the third agent.

Each party shall pay his own agent and the cost of the third agent, if necessary, shall be paid by the Tenant.  The determination shall be signed by both parties and shall thereupon become a part of the Lease Agreement.  If the Base Monthly Rent for the applicable extension period has not been determined as of the commencement of the applicable extension period, Tenant shall pay an estimated Base Monthly Rent of One Hundred Fifteen percent (115%) of the Base Monthly Rent due for the last month prior to commencement of the applicable extension period.  Any deficiency shall be payable by Tenant to Landlord within ten (10) days of the determination of the Base Monthly Rent for the applicable extension period.  Any surplus shall be a credit for Base Monthly Rent to become thereafter due.

2.             Condition of Premises for the Extended Terms.  If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the

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Leased Premises in its then “As-Is” condition and, accordingly, (2) Landlord shall not be required to perform any additional improvements to the Leased Premises

3.             Limitations On, and Conditions To, Extension Option.  The Option described in this Addendum are personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease.  At Landlord’s option, all rights of Tenant under the Option described in this Addendum shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant is in default of the Lease on the date Landlord receives the Option Notice and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Leased Premises, except to a Permitted Assignee; and/or (3) Tenant has failed to exercise properly the Option described in this Addendum in a timely manner in strict accordance with the provisions of this Addendum; and/or (4) the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

4.             Time is of the Essence.  Time is of the essence with respect to each and every time period set forth in this Addendum.

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FIRST AMENDMENT OF LEASE

This First Amendment of Lease (“First Amendment”) is made and entered into this 10th day of September, 2014 by and between Middlefield Park, a California general partnership (“Landlord”) and Dermira, Inc. a Delaware corporation (“Tenant”).

R E C I T A L S

A.            Landlord and Tenant entered into a lease agreement dated 24th day of July, 2014 for the lease of approximately 18,833 gross square feet of space located on the 2nd floor of Building A located at 275 Middlefield Road, Suite 150, Menlo Park, San Mateo County, California (“Suite 150”).

B.            Tenant and Landlord now desire to reduce the Premises square footage by 182 S.F. as Landlord cannot relocate the McDermott Will & Emery server room. The revised leased square feet for Suite 150 shall be 18,651.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.     Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease, that are used herein, are intended to be used with the definition given to them in the Lease.  The provisions of the Lease shall remain in full force and effect except as specifically amended hereby.  In the event of any inconsistency between the Lease and this First Amendment, the terms of this First Amendment shall prevail.

2.     Paragraph 52 of the Lease Agreement is deleted in its entirety as Landlord cannot relocate the McDermott Will and Emery’s server room equipment and replaced with the following:

McDermott Will & Emery Server Room.  Landlord, at the Landlord’s sole cost, shall fully insulate the McDermott Will & Emery Server Room (“MWE Server Room”) in a manner such that there is no noise transfer above normal office levels from the MWE Server Room to the reception area in the Premises.  Any and all costs associated with the MWE Server Room are not costs which the Tenant is required to pay under the Lease.

3.     A new Paragraph 53 is added as follows:

Dermira Server Room.  Landlord agrees to create a new server room for Tenant as depicted on Exhibit F-3 attached hereto (“Dermira Server Room”).  Landlord shall be responsible for all costs associated with the construction of the Dermira Server Room, including all cabling, HVAC installation and distribution and electrical distribution.  In addition, Landlord shall construct the Dermira Server Room in a manner such that there is no noise transfer above normal office levels from the Dermira Server Room to the reception area in the Premises.

4.     Paragraph 4A of the Lease Agreement is amended as follows:

•                  $97,917.75 shall be due and payable on or before the first day of the 1st month of the Lease term with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2015.

•                  $100,855.28 shall be due and payable on or before December 1, 2015 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2016.

•                  $103,880.94 shall be due and payable on or before December 1, 2016 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2017.

•                  $106,997.37 shall be due and payable on or before December 1, 2017 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2018.

•                  $110,207.29 shall be due and payable on or before December 1, 2018 with a like sum to be due and payable on or before the first day of each month thereafter through November 30, 2019.

5.     Tenant’s payment for Estimated Additional Rent under Paragraph 4D (5) shall be reduced to $22,381 per month.

6.     Exhibit B-1 of Lease Agreement depicting the Premises is deleted in its entirety and replaced with Exhibit B-2 attached hereto.

7.     Exhibit F of Lease Agreement depicting the Tenant Improvement work as outlined in Paragraph 48 of the Lease Agreement is deleted in its entirety and replaced with Exhibit F-2 attached hereto.

8.     Except as herein modified or amended, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment, which, for reference purposes shall be deemed to have been dated as of the date set forth above.

LANDLORD:		TENANT:

Middlefield Park,		Dermira, Inc.
a California partnership		a Delaware corporation

By:	/s/ Boyd C. Smith	By:	/s/ Tom Wiggans

Print Name: Boyd C. Smith		Print Name: Tom Wiggans

Title: Managing Partner		Title: CEO

Dated: September 10, 2014		Dated: 9/10/14

EXHIBIT B-2

LEASED PREMISES DEPICTION

Second Floor – 275 Middlefield Road, Building A, Suite 150

EXHIBIT F-2

TENANT IMPROVEMENTS

275 Middlefield Road
Dermira 7/21/14

40 Offices
3 Medium Conference Room
1 Conference Room
1 Board Room
Kitchen
Server Room (IDF)
2 File Rooms Locked

New Partition

New Carpet / Base

New VCT Tile / Base

Large Private Office
Office
Benching System
Files Lock
Open Office Work Stations
(N)Office
(N)Conference Room 14'x22'4"
Conference Room
Kitchen
Relocated Cabinetry
(N)Conference Room
(Relocated) Door Glazing
(N)Board Room 29'6x22'4"
Demo
NEW Reception Area
Building A Lobby
(N)Copy
(N)IDF
Work Stations
Copy

Not Part of Premises

EXHIBIT F-3

DERMIRA SERVER ROOM

275 Middlefield Road
Demira 7/21/14
40 Offices
3 Medium Conference Room
1 Conference Room
1 Board Room
Kitchen
Server Room (IDF)
2 File Rooms Locked
New Partition
New Carpet / Base
New VCT Tile / Base
Large Private Office
Office
Benching System
Files Lock
Open Office Work Stations
(N)Office
(N)Conference Room 14'x22'4"
Conference Room
Kitchen
Relocated Cabinetry
(N)Conference Room
(Relocated) Door Glazing
(N)Board Room 29'6x22'4"
(N)Conference Room
Demo
NEW Reception Area
Building A Lobby
Demira Server Room
(N)IDF
Work Stations
Copy
Not Part of Premises